Exhibit 99.1

Longwei Petroleum Announces Letter of Intent to Purchase 100,000 Metric Ton Fuel Storage Facility

Company Expands Capacity to Generate Approximately $925 Million in Revenues and $125 Million Net Income in FY2012

TAIYUAN CITY, China, March 14, 2011 /PRNewswire-Asia/ -- Longwei Petroleum Investment Holding Ltd. (NYSE Amex: LPH) ("Longwei" or the "Company"), an energy company engaged in the storage and distribution of finished petroleum products in the People's Republic of China ("PRC"), announced today that it has entered into a letter of intent to acquire a fuel storage depot in northern Shanxi Province with a 100,000 metric ton storage capacity. Longwei paid a deposit of RMB 140 million (approximately US $20 million) at the signing of the letter of intent toward the full purchase price of RMB 700 million (approximately US $106.5 million). The Company expects the facility to contribute approximately $300 million to revenues and $40 million to net income during the fiscal year ending June 30, 2012.

The Company signed a letter of intent with Shangxi Jiangtong Chemicals Co., Ltd. (“Jiangtong”) to acquire the assets of Jiangtong’s wholly-owned subsidiary Haujie Petroleum Co., Ltd. (“Haujie”) for RMB 700 million (approximately US $106.5 million). The assets of Haujie include land use rights for 98 acres of land, 100,000 tonnage fuel tanks with accessory facilities and equipment, a special transportation railway line, and a 3,000-square-meter office building. The Company intends to use its cash on hand, bank and other financing, and working capital assets to finance the acquisition. At December 31, 2010 the Company had $182 million in working capital assets.

“The acquisition of Haujie Petroleum almost doubles our current storage capacity to a total of 220,000 metric tons and solidifies our footprint in the region,” said Cai Yongjun, Chairman and Chief Executive Officer of Longwei. “The new facility has no geographic overlap with our existing markets and services the growing industrial northern region of our province.”

The facility was engineered and built under specifications from Sinopec by Jiangtong, a private enterprise. “The government and its private partner have been looking for a proven operator to purchase the assets to maximize the throughput. The fuel storage facility is located in Xingyuan, Shanxi Province in order to serve the large industrial plants, mining operations and transportation fleets in the area, as well as the growing consumer market serviced through gas station operators in the region,” said Michael Toups, Chief Financial Officer of Longwei. “We are staying in line with our current business model to expand capacity and become a dominant player in the market. We believe we can ramp up sales very quickly at the new facility based on our access to product and the growing demand in the regional market.”

According to a report released in November 2010 by the US Energy Information Administration (“EIA”), China’s oil consumption will continue to rise in 2011 and 2012, with oil demand reaching 9.6 million barrels per day in 2011 and almost doubling to 17 million barrels per day by 2035. The price of crude oil is also expected to continue to rise, especially with recent unrest in the Middle East. Because fuel prices in China are linked to international crude prices, the PRC government adjusts fuel prices based on a trailing 22-business-day period. This gives the Company time to adjust its inventory levels accordingly.

Mr. Cai continued, “We are continuing to grow our business model and identify strategic opportunities that allow us to add accretive assets to our distribution model. With Haujie Petroleum, we are looking to replicate the success of our 2009 acquisition of the Gujiao facility, which has contributed approximately $160 million to revenues and $22 million to net income during the trailing twelve months ended December 31, 2010.”

Based on an anticipated 25% minimum annual growth in its organic business from growing demand and rising prices, the Company anticipates that its Taiyuan and Gujiao facilities will contribute $625 million to revenues and $85 million to net income on an adjusted basis for the fiscal year ending June 30, 2012. On a combined basis with the newly acquired facility, total revenues for the fiscal year ending June 30, 2012 are anticipated to be approximately $925 million and net income to be $125 million, adjusted net of warrant derivative liability expenses.

About Longwei Petroleum Investment Holding Limited

Longwei Petroleum Investment Holding Limited is an energy company engaged in the storage and distribution of finished petroleum products in the People's Republic of China. The Company's oil and gas operations consist of transporting, storage and selling finished petroleum products, entirely in the PRC. The Company's headquarters are located in Taiyuan City, Shanxi Province. The Company has a storage capacity for its products of 120,000 metric tons located at storage facilities in Taiyuan and Gujiao, Shanxi. The Company's Taiyuan and Gujiao facilities can store 50,000 metric tons and 70,000 metric tons, respectively. The Company has the necessary licenses to operate and sell petroleum products not only in Shanxi but throughout the entire PRC. The Company's storage tanks have the largest storage capacity of any non-government operated entity in Shanxi.

The Company seeks to earn profits by selling its products at competitive prices with timely delivery to coal mining operations, power supply customers, large-scale gas stations and small, independent gas stations. The Company also earns revenue under an agency fee by acting as a purchasing agent for other intermediaries in Shanxi, and through limited sales of diesel and gasoline at two retail gas stations, each located at the Company's facilities. The Company seeks to continue to expand its customer base and distribution platform through the utilization of its large storage capacity, which allows the Company the flexibility to take advantage of pricing, supply and demand fluctuations in the marketplace.

For further information on Longwei Petroleum Investment Holding Limited, please visit http://www.longweipetroleum.com. You may register to receive Longwei Petroleum Investment Holding Limited's future press releases or request to be added to the Company's distribution list by contacting Dave Gentry at info@redchip.com.

Forward-Looking Statements

Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about Longwei's industry, management's beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Longwei's operations are conducted in the PRC and, accordingly, are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company's results may be adversely affected by changes in the political and social conditions in the PRC and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation. Other potential risks and uncertainties include but are not limited to the ability to procure, properly price, retain and successfully complete projects, and changes in products and competition. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. Readers should review carefully reports or documents the Company files periodically with the Securities and Exchange Commission.

Contact:

At the Company:
Michael Toups, Chief Financial Officer
U.S. Office +1 727-641-1357
mtoups@longweipetroleum.com
http://www.longweipetroleum.com

Investor Relations:
Mike Bowdoin
RedChip Companies, Inc.
Tel: +1-800-733-2447, Ext. 110
Email: info@redchip.com

Jing Zhang, Chief Representative
RedChip Companies Beijing Office
Tel: +86 10-8591-0635
Web: http://www.RedChip.com

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SOURCE: Longwei Petroleum Investment Holding, Ltd.